UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 1, 2025

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Shoals Technologies Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-39942		85-3774438
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1400 Shoals Way	Portland	Tennessee	37148
(Address of principal executive offices)			(Zip Code)

	(615)	451-1400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 Par Value	SHLS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 1, 2025, Shoals Technologies Group, Inc. (the “Company”) held its 2025 Annual Meeting of Shareholders (the “Annual Meeting”). The proposals considered at the Annual Meeting are described in the Company’s 2025 Proxy Statement filed with the Securities and Exchange Commission on March 20, 2025. The final voting results for each of the proposals submitted to a vote of the shareholders are set forth below.

1. Election of Class I Directors
The Company’s shareholders elected the following nominees for director to serve as Class I directors for a one-year term expiring in 2026 or until their successors shall have been elected and qualified.

Name	For	Withheld	Broker Non-Votes
Ty Daul	103,521,962	29,967,588	9,215,378
Toni Volpe	103,541,082	29,948,468	9,215,378
Niharika Taskar Ramdev	132,847,190	642,360	9,215,378

2. Advisory Vote on the Approval of the Compensation of the Company’s Named Executive Officers
The compensation of the Company’s named executive officers (“say-on-pay”) was approved, on an advisory basis.

For	Against	Abstain	Broker Non-Votes
80,726,245	51,805,858	957,447	9,215,378

3. Ratification of Appointment of Independent Registered Public Accounting Firm
The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 was ratified.

For	Against	Abstain
142,473,113	152,770	79,045

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shoals Technologies Group, Inc.

By:	/s/ Dominic Bardos
	Name:	Dominic Bardos
	Title:	Chief Financial Officer

Date: May 7, 2025